UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2019, Armstrong World Industries, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement, Amendment to Security Agreement, Amendment to Domestic Pledge Agreement and Amendment to Canadian Pledge Agreement (the “Amendment”) by and among the Company, the guarantors named therein, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Fifth Third Bank and PNC Bank, National Association, as co-syndication agents, Branch Banking and Trust Company, TD Bank, N.A., Manufacturers and Traders Trust Company, The Bank of Nova Scotia, Capital One, National Association, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, and other lenders and L/C issuers party hereto and BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Fifth Third Bank and PNC Capital Markets, LLC, as joint lead arrangers and bookrunners.

The Amendment amends that certain Amended and Restated Credit Agreement, dated as of April 1, 2016, as previously amended, by and among the Company, certain subsidiaries of the Company, as guarantors thereunder, Bank of American, N.A, as the administrative agents, and the other lenders and institutions party thereto, to, among other things, increase the revolving commitment to $500,000,000, reset the Term A loan to $500,000,000, provide for repayment in full of the Term B loan, extend maturity to September 30, 2024 and provide for an applicable margin above LIBOR ranging from 1.25% to 2.00% based on the then applicable Consolidated Net Leverage Ratio.  Collateral securing the facility was modified to release all mortgaged properties.  This Amendment modifies the Company’s credit facility to lower the cost of borrowing, increase financial flexibility and extend the maturity date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement, Amendment to Security Agreement, Amendment to Domestic Pledge Agreement and Amendment to Canadian Pledge Agreement by and among the Company, the guarantors named therein, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Fifth Third Bank and PNC Bank, National Association, as co-syndication agents, Branch Banking and Trust Company, TD Bank, N.A., Manufacturers and Traders Trust Company, The Bank of Nova Scotia, Capital One, National Association, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, and other lenders and L/C issuers party hereto and BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Fifth Third Bank and PNC Capital Markets, LLC, as joint lead arrangers and bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: October 1, 2019

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